CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated December 22, 2011, relating to the financial statements and financial highlights which appear in the October 31, 2011 Annual Report to Shareholders of John Hancock Tax-Advantaged Global Shareholder Yield Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts

September 24, 2012